Press Release #201207	FOR IMMEDIATE RELEASE	March 27, 2012

New Investor Relations Group; Options Granted

Vancouver, BC—Enertopia Corporation (ENRT-OTCQB) (TOP-CNSX) (the "Company" or "Enertopia") announces that it is pleased to announce the Company has retained the services of Coal Harbor Communications Inc., a Vancouver B.C. based Corporate Development and Communications firm, to provide market awareness and investor relations services.

Coal Harbor will assist the Company in building a broad base of relationships with private investors, analysts, investment funds, and brokers.

Coal Harbor will receive CDN $15,000 (plus HST) for the three months of the consulting contract with the Company and a grant of 250,000 stock options at USD $0.15 each as per the Company’s stock option plan, of which 125,000 will be vested immediately and 125,000 will vest on June 27th 2012.

Enertopia President Robert McAllister stated: “Project development of Copper Hills and Mildred Peak is gaining pace and now is the time to take steps to ensure that the investing community understands the potential of these two projects and how the Company intends to increase shareholder value through the drill bit.”

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada on the CNSX with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Copper Hills or Mildred Peak property or exploration thereof, will have any measurable impact upon the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.